EXHIBIT 1

                    COMMON STOCK AND WARRANT

                       PURCHASE AGREEMENT

                          XIRCOM, INC.

                    COMMON STOCK AND WARRANT

                       PURCHASE AGREEMENT

This Common Stock and Warrant Purchase Agreement (this "Agreement") is made and entered into as of January 13, 1997, by and between Xircom, Inc., a California corporation (the "Company"), and Intel Corporation, a Delaware corporation (the "Investor").

                          R E C I T A L

WHEREAS, the Company desires to sell to the Investor, and the Investor desires to purchase from the Company, shares of the Company's Common Stock and a Warrant to purchase additional shares of the Company's Common Stock on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing recital, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   AGREEMENT TO PURCHASE AND SELL STOCK.

     1.1 Authorization. As of the Closing (as defined below), the Company's Board of Directors will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of up to the number of shares of the Company's Common Stock equal to twelve and one-half percent (12.5%) of the number of shares of the Company's Common Stock and other voting securities outstanding on the day immediately preceding the date of Closing minus 100 shares ("Purchased Shares") PLUS the number of shares of the Company's Common Stock equal to seven and one-half percent (7.5%) of the number of shares of the Company's Common Stock and other voting securities outstanding on the day immediately preceding the date of Closing ("Warrant Shares") shares of the Company's Common Stock, $0.001 par value (the "Common Stock").

     1.2 Agreement to Purchase and Sell Common Stock. The Company hereby agrees to sell to the Investor at the Closing, and the Investor agrees to purchase from the Company at the Closing, the Purchased Shares at a price per share equal to the Per Share Purchase Price.

     1.3   Per  Share  Purchase Price.  The "Per  Share  Purchase
Price" shall be $20.775.

     1.4   Agreement to Purchase and Sell Warrant.   The  Company
hereby  agrees to issue to the Investor at the Closing a  Warrant
(the "Warrant") to purchase the Warrant Shares in the form attached hereto as Exhibit A.

     1.5 Compliance with HSR Requirements. Promptly after the execution hereof, the Company and the Investor shall each complete and file their respective premerger notification report forms under the HSR Act (as defined in Section 3.6). After the filing thereof, the Company and the Investor shall use all reasonable efforts to comply with the HSR Requirements;
provided, however, that neither the Company nor the Investor shall be under any obligation to comply with any request or requirement imposed by the Federal Trade Commission (the "FTC"), the Department of Justice (the "DofJ") or any other governmental authority in connection with the compliance with the HSR Requirements if the Company or the Investor, in the exercise of such entity's sole discretion, elects not to do so. Without limiting the generality of the foregoing, neither the Company nor the Investor shall be obligated to comply with any request by, or any requirement of, the FTC, the DofJ or any other governmental authority: (i) to disclose information the Company or the Investor, as the case may be, desires to keep confidential; (ii) to dispose of any assets or operations; or (iii) to comply with any restriction on the manner in which they conduct their respective operations.

2.   CLOSING

     2.1 The Closing. The purchase and sale of the Purchased Shares and the Warrant will take place at the offices of Gibson, Dunn & Crutcher, 2029 Century Park East, Los Angeles, California, at 10:00 a.m. California time, within three (3) business days after the conditions set forth in Articles 5 and 6 have been satisfied, or at such other time and place as the Company and the Investor mutually agree upon (which time and place are referred to in this Agreement as the "Closing"). At the Closing, the Company will deliver to the Investor the Warrant and a certificate representing the Purchased Shares, all against delivery to the Company by the Investor of the full purchase price of the Purchased Shares, paid by wire transfer of funds to the Company.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investor that the statements in this Section 3 are true and correct, except as set forth in the Disclosure Letter from the Company dated January 13, 1997 (the "Disclosure Letter").

     3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all corporate power and authority required to (a) carry on its business as presently conducted, and (b) enter into this Agreement, the Investor Rights Agreement (as defined in Section 5.8) and the Warrant, and to consummate the transactions contemplated hereby and thereby. The Company is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means a material adverse effect on, or a material adverse change in, or a group of such effects on or changes in, the business, operations, financial condition, results of operations, prospects, assets or liabilities of the Company.

     3.2 Capitalization. As of the date of this Agreement the capitalization of the Company is as follows:

          (a) Preferred Stock. A total of 2,000,000 authorized shares of Preferred Stock, $0.01 par value per share (the
"Preferred Stock"), none of which is issued or outstanding.

          (b) Common Stock. A total of 50,000,000 authorized shares of Common Stock, $0.001 par value, of which 20,001,304 shares are issued and outstanding. All of such outstanding shares are validly issued, fully paid and non-assessable. No such outstanding shares were issued in violation of any preemptive right.

          (c) Options, Warrants, Reserved Shares. Except for the Xircom Stock Option Plan, 1992 Directors Stock Option Plan, 1994 Employee Stock Purchase Plan, and the 1995 Stock Option Plan, each as amended (the "Plans"), there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock. Except for any stock repurchase rights of the Company under the Plans, no shares of the Company's outstanding capital stock, or stock issuable upon exercise, conversion or exchange of any outstanding options, warrants or rights, or other stock issuable by the Company, are subject to any rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement, commitment or other obligation of the Company.

     3.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association or other entity.

     3.4 Due Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under, this Agreement, the Investor Rights Agreement (as defined below), and the Warrant, and the authorization, issuance, reservation for issuance and delivery of all of the Purchased Shares being sold under this Agreement and of the Warrant Shares has been taken or will be taken prior to the Closing, and this Agreement constitutes, and the Investor Rights Agreement and the Warrant when executed, will constitute, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

     3.5  Valid Issuance of Stock.

          (a) The Purchased Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable. The Warrant Shares have been duly and validly reserved for issuance and, upon issuance, sale and delivery in accordance with the terms of the Warrant for the consideration provided for therein, will be duly and validly issued, fully paid and nonassessable.

          (b) Based in part on the representations made by the investors in Section 4 hereof, the Purchased Shares, the Warrant and (assuming no change in applicable law and no unlawful distribution of Purchased Shares or the Warrant by the Investor or other parties) the Warrant Shares will be issued in full compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 Act"), or in compliance with applicable exemptions therefrom, and the registration and qualification requirements of all applicable securities laws of the states of the United States.

     3.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for compliance with the HSR
Requirements (as defined below) and the filing of such qualifications or filings under the 1933 Act and the regulations thereunder and all applicable state securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law. As used herein, the "HSR Requirements" means compliance with the filing and other requirements of the Hart-Scott-Rodino Antitrust Improvements Acts of 1976, as amended (the "HSR Act").

     3.7 Non-Contravention. The execution, delivery and performance of this Agreement, the Investor Rights Agreement and the Warrant by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, do not and will not (i) contravene or conflict with the Articles of Incorporation or Bylaws of the Company; (ii) constitute a material violation of any provision of any federal, state, local or foreign law binding upon or applicable to the Company; or
(iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which the Company is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Company under, any contract to which the Company is a party or any permit, license or similar right relating to the Company or by which the Company may be bound or affected in such a manner as would have Material Adverse Effect.

     3.8 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation ("Action") pending: (a) against the Company, its activities, properties or assets or, to the best of the Company's knowledge, against any officer, director or employee of the Company in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company, (b) that seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement, the Investor Rights Agreement or the Warrant. There is no Action pending or, to the best of the Company's knowledge, threatened, or any basis therefor, relating to the current or prior employment of any of the Company's current or former employees or consultants, their use in connection with the Company's business of any information, technology or techniques allegedly proprietary to any of their former employers, clients or other parties, or their obligations under any agreements with prior employers, clients or other parties.

The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. No Action by the Company is currently pending nor does the Company intend to initiate any Action which is reasonably likely to have a Material Adverse Effect.

     3.9 Invention Assignment and Confidentiality Agreement. To the best knowledge of the Company, each employee and consultant or independent contractor of the Company whose duties include the development of products or Intellectual Property (as defined below), and each former employee and consultant or independent contractor whose duties included the development of products or Intellectual Property, has entered into and executed an invention assignment and confidentiality agreement in customary form or an employment or consulting agreement containing substantially similar terms.

     3.10 Intellectual Property.

          (a) Ownership or Right to Use. The Company has sole title to and owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents or patent applications, software, know-how, registered or unregistered trademarks and service marks and any applications therefor, registered or unregistered copyrights, trade names, and any applications therefor, trade secrets or other confidential or proprietary information ("Intellectual Property") necessary to enable the Company to carry on its business as currently conducted, except where any deficiency therein would not have a Material Adverse Effect. The Company represents and warrants that it will, where the Company, in the exercise of reasonable judgment deems it appropriate, use reasonable business efforts to seek copyright and patent registration, and other appropriate intellectual property protection, for Intellectual Property of the Company.

          (b) Licenses; Other Agreements. The Company is not currently subject to any exclusive licenses (whether such exclusivity is temporary or permanent) to any material portion of the Intellectual Property of the Company. To the best of the Company's knowledge, there are not outstanding any licenses or agreements of any kind relating to any Intellectual Property of the Company, except for agreements with OEM's and other customers of the Company entered into in the ordinary course of the Company's business. The Company is not obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Intellectual Property, except as the Company may be so obligated in the ordinary course of its business or as disclosed in the Company's SEC Documents (as defined below).

          (c) No Infringement. The Company has not violated or infringed and is not currently violating or infringing, and the Company has not received any communications alleging that the Company (or any of its employees or consultants) has violated or infringed, any Intellectual Property of any other person or entity, to the extent that any such violation or infringement, either individually or together with all other such violations and infringements, would have a Material Adverse Effect.

          (d) Employees and Consultants. To the best of the Company's knowledge, no employee of or consultant to the Company is in default under any term of any employment contract, agreement or arrangement relating to Intellectual Property of the Company or any non-competition arrangement, other contract, or any restrictive covenant relating to the Intellectual Property of the Company. The Intellectual Property of the Company (other than any Intellectual Property duly acquired or licensed from third parties) was developed entirely by the employees of or consultants to the Company during the time they were employed or retained by the Company, and to the best knowledge of the Company, at no time during conception or reduction to practice of such Intellectual Property of the Company were any such employees or consultants operating under any grant from a government entity or agency or subject to any employment agreement or invention assignment or non-disclosure agreement or any other obligation with a third party that would materially and adversely affect the Company's rights in the Intellectual Property of the Company. Such Intellectual Property of the Company does not, to the best knowledge of the Company, include any invention or other intellectual property of such employees or consultants made prior to the time such employees or consultants were employed or retained by the Company nor any intellectual property of any previous employer of such employees or consultants nor the intellectual property of any other person or entity.

     3.11 Compliance with Law and Charter Documents. The Company is not in violation or default of any provisions of its
Certificate of Incorporation or Bylaws, both as amended, and except for any violations that would not, either individually or in the aggregate, have a Material Adverse Effect. The Company has complied and is in compliance with all applicable statutes, laws, and regulations and executive orders of the United States of America and all states, foreign countries and other governmental bodies and agencies having jurisdiction over the Company's business or properties.

     3.12 Registration Rights. Except as provided in the Investor Rights Agreement effective upon the Closing, the Company is not currently subject to any grant or agreement to grant to any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the United States Securities and Exchange Commission ("SEC") or any other governmental authority.

     3.13 Title to Property and Assets. The properties and assets of the Company are owned by the Company free and clear of all mortgages, deeds of trust, liens, charges, encumbrances and security interests except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests that arise in the ordinary course of business and do not affect material properties and assets of the Company. With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects.

     3.14 SEC Documents.

          (a) The Company has furnished to the Investor prior to the date hereof copies of its Annual Report on Form 10-K for the fiscal year ended September 30, 1996 ("Form 10-K"), and all other registration statements, reports and proxy statements filed by the Company with the Securities and Exchange Commission ("Commission") on or after September 30, 1996 (the Form 10-K and such registration statements, reports and proxy statements, are collectively referred to herein as the "SEC Documents"). Each of the SEC Documents, as of the respective date thereof, did not, and each of the registration statements, reports and proxy statements filed by the Company with the Commission after the date hereof and prior to the Closing will not, as of the date thereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except as may have been corrected in a subsequent SEC Document. The Company is not a party to any material contract, agreement or other arrangement which was required to have been filed as an exhibit to the SEC Documents that is not so filed.

          (b) The Company has provided the Investor with its audited financial statements (the "Audited Financial Statements") for the fiscal year ended September 30, 1996 (the "Balance Sheet Date"). Since September 30, 1996, the Company has duly filed with the Commission all registration statements, reports and proxy statements required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the 1933 Act. The audited and unaudited consolidated financial statements of the Company included in the SEC Documents filed prior to the date hereof fairly present, in conformity with generally accepted accounting principles ("GAAP") (except as permitted by Form 10-Q) applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as at the date thereof and the consolidated results of their operations and cash flows for the periods then ended (subject to normal year and audit adjustments in the case of unaudited interim financial statements).

          (c) Except as and to the extent reflected or reserved against in the Company's Audited Financial Statements (including the notes thereto), the Company has no material liabilities (whether accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined or determinable) other than: (i) liabilities incurred in the ordinary course of business since the Balance Sheet Date that are consistent with the Company's past practices, (ii) liabilities with respect to agreements to which the Investor is a party, and (iii) other Liabilities that either individually or in the aggregate, would not result in a Material Adverse Effect.

     3.15  Absence of Certain Changes Since Balance  Sheet  Date.
Since the Balance Sheet Date, the business and operations of the Company have been conducted in the ordinary course consistent with past practice, and there has not been:

          (a) any declaration, setting aside or payment of any dividend or other distribution of the assets of the Company with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any subsidiary of the Company of any outstanding shares of the Company's capital stock;

          (b) any damage, destruction or loss, whether or not covered by insurance, except for such occurrences that have not resulted, and are not expected to result, in a Material Adverse
Effect;

          (c) any waiver by the Company of a valuable right or of a material debt owed to it, except for such waivers that have not resulted, and are not expected to result, in a Material
Adverse Effect;

          (d) any material change or amendment to, or any waiver of any material rights under, a material contract or arrangement by which the Company or any of its assets or properties is bound or subject, except for changes, amendments, or waivers that are expressly provided for or disclosed in this Agreement or that have not resulted, and are not expected to result, in a Material Adverse Effect;

          (e) any change by the Company in its accounting principles, methods or practices or in the manner it keeps its accounting books and records, except any such change required by a change in GAAP; and

          (f) any other event or condition of any character, except for such events and conditions that have not resulted, and are not expected to result, in a Material Adverse Effect.

     3.16 Employee Benefits.

          (a) As used in this Section 3.16, the following terms have the following meanings: (1) "Benefit Arrangement" means any material benefit arrangement that is not an Employee Benefit Plan, including (i) each material employment or consulting agreement, (ii) each material arrangement providing for insurance coverage or workers' compensation benefits, (iii) each material bonus or deferred bonus arrangement, (iv) each material arrangement providing any termination allowance, severance or similar benefits, (v) each equity compensation plan, (vi) each deferred compensation plan and (vii) each material compensation policy and practice maintained by the Company covering the employees, former employees, officers, former officers, directors and former directors of the Company, and the beneficiaries of any of them; (2) "Benefit Plan" means an Employee Benefit Plan or Benefit Arrangement; (3)"COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in
Section 4980B of the Code and Part 6 of Title I of ERISA; (4) "Employee Benefit Plan" means any employee benefit plan, as defined in Section 3(3) of ERISA, that is sponsored or contributed to by the Company or any ERISA Affiliate covering employees or former employees of the Company; (5) "Employee Pension Benefit Plan" means any employee pension benefit plan, as defined in Section 3(2) of ERISA that is regulated under Title IV of ERISA, other than a Multiemployer Plan; (6) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended; (7) "ERISA Affiliate" of the Company means any other person or entity that, together with the Company as of the relevant measuring date under ERISA, was or is required to be treated as a single employer under Section 414 of the Code; (8)"Group Health Plan" means any group health plan, as defined in Section 5000(b)(l) of the Code; (9) "Multiemployer Plan" means a multiemployer plan, as defined in Section 3(37) and 4001(a)(3) of ERISA; and (10) "Prohibited Transaction" means a transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA, respectively.

          (b) Neither the Company nor any of its ERISA Affiliates sponsors or has sponsored, maintained, contributed to, or incurred an obligation to contribute to, any Employee Pension Benefit Plan (whether or not terminated). Neither the Company nor any of its ERISA Affiliates sponsors or has sponsored, maintained, contributed to, or incurred an obligation to contribute to, any Multiemployer Plan (whether or not terminated).

          (c) No Employee Benefit Plan has participated in, engaged in or been a party to any Prohibited Transaction, and neither the Company nor any of its ERISA Affiliates has had asserted against it any claim for any material tax or material penalty imposed under ERISA or the Code with respect to any Employee Benefit Plan nor, to the best of the Company's knowledge, is there a basis for any such claim. To the best knowledge of the Company, no officer, director or employee of the Company has committed a material breach of any responsibility or obligation imposed upon fiduciaries by Title I of ERISA with respect to any Employee Benefit Plan, with respect to which breach the Company is directly or indirectly liable.

          (d) Other than routine claims for benefits, there is no material claim pending involving any Benefit Plan by any Person against such plan or the Company or any ERISA Affiliate, nor, to the best of the Company's knowledge, is any such material claim threatened. There is no pending, or to the best of the Company's knowledge, threatened Proceeding involving any Employee Benefit Plan before the IRS, the United States Department of Labor or any other governmental authority.

          (e)    No  material  violation  of  any  reporting   or
disclosure requirement imposed by ERISA or the Code exists with respect to any Employee Benefit Plan.

          (f) Each Benefit Plan has been maintained in all material respects, by its terms and in operation, in accordance with ERISA (if applicable), the Code and all other applicable federal, state, local and foreign laws. The Company and its ERISA Affiliates have made full and timely payment of all amounts required to be (i) contributed under the terms of each Benefit Plan and such laws, or (ii) required to be paid as expenses under such Benefit Plan. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code either has received a favorable determination letter with respect to such qualified status from the IRS or has filed a request for such a determination letter with the IRS within the remedial amendment period such that such determination of qualified status will apply from and after the effective date of any such Employee Benefit Plan.

          (g) With respect to any Group Health Plans maintained by the Company or its ERISA Affiliates, whether or not for the benefit of the Company's employees, the Company and its ERISA Affiliates have complied in all material respects with the provisions of COBRA.

          (h) Except pursuant to the provisions of COBRA, neither the Company nor any ERISA Affiliate maintains any Employee Benefit Plan that provides benefits described in Section 3(1) of ERISA for any former employees or retirees, or the beneficiaries of any of them, of the Company or its ERISA Affiliates.

     3.17 Tax Matters.

          (a) All deficiencies asserted or assessments made as a result of any examinations by the Internal Revenue Service or any state, local or foreign taxing authority have been fully paid, or are fully reflected as a liability in the Audited Financial Statements. The Company has filed on a timely basis all Tax Returns required to have been filed by it and has paid on a timely basis all Taxes required to be shown thereon as due. All such Tax Returns are true, complete and correct in all material respects. The provisions for taxes in the Audited Financial Statements have been determined in accordance with GAAP. No liability for Taxes has been incurred by the Company since the Balance Sheet Date other than in the ordinary course of its business. No director, officer or employee of the Company having responsibility for Tax matters has reason to believe that any Taxing authority has valid grounds to claim or assess any additional Tax with respect to the Company in excess of the amounts shown in the Audited Financial Statements for the periods covered thereby. As used in this Agreement, (l) "Taxes" means
(x) all federal, state, local and other net income, gross income, gross receipts, sales use, ad valorem, value added, intangible, unitary, capital gain, transfer, franchise, profits, license, lease, service, service use, withholding, backup withholding, payroll, employment, estimated, excise, severance, stamp, occupation, premium, property, prohibited transactions, windfall or excess profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (y) any liability for payment of amounts described in clause (x) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law and (z) any liability for the payment of amounts described in clauses (x) or (y) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person for Taxes; and the term "Tax" means any one of the foregoing Taxes; and (2) "Tax Returns" means all returns, reports, forms or other information required to be filed with respect to any Tax.

          (b) With respect to all amounts in respect of Taxes imposed upon the Company, or for which the Company is or could be liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), and with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable Tax laws and agreements have been fully complied with, and all such amounts required to be paid by the Company to taxing authorities or others have been paid.

          (c) The Company has not received notice that the Internal Revenue Service or any other taxing authority has asserted against the Company any deficiency or claim for additional Taxes in connection with any Tax Return, and no issues have been raised (and are currently pending) by any taxing authority in connection with any Tax Return. The Company has not received notice that it is or may be subject to Tax in a jurisdiction in which it has not filed or does not currently file Tax Returns.

     3.18 Labor Agreements and Actions.

          (a) No collective bargaining agreement exists that is binding on the Company, and no petition has been filed or proceedings instituted by an employee or group of employees with any labor relations board seeking recognition of a bargaining representative. To the best of the Company's knowledge, no organizational effort is currently being made or threatened by or on behalf of any labor union to organize any employees of the Company.

          (b) There is no labor strike, dispute, slow down or stoppage pending or threatened against or directly affecting the Company. No grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending, and no claims therefor exist. The Company has not received any notice, and has no knowledge of any threatened labor or civil rights dispute, controversy or grievance or any other unfair labor practice proceeding or breach of contact claim or action with respect to claims of, or obligations to, any employee or group of employees of the Company.

          (c) All individuals who are performing or have performed services for the Company and are or were classified by the Company as "independent contractors" qualify for such classification under Section 530 of the Revenue Act of 1978 or
Section 1706 of the Tax Reform Act of 1986, as applicable, except for such instances which would not, in the aggregate, have a Material Adverse Effect.

     3.19 Real Property Holding Corporation Status. Since its inception the Company has not been a "United States real property holding corporation", as defined in Section 897(c)(2) of the U.S. Internal Revenue Code of 1986, as amended, and in Section 1.897-2(b) of the Treasury Regulations issued thereunder (the
"Regulations"), and the Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Regulations.

     3.20 Full Disclosure. The information contained in this Agreement and the Disclosure Letter with respect to the business, operations, assets, results of operations and financial condition of the Company, and the transactions contemplated by this Agreement, the Investor Rights Agreement and the Warrant, are true and complete in all material respects and do not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.    REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS  OF  THE
INVESTOR.   The  Investor hereby represents and warrants  to  the
Company, and agrees that:

     4.l Authorization. This Agreement and the Investor Rights Agreement have been duly authorized by all necessary corporate action on the part of the Investor. This Agreement and the Investor Rights Agreement constitute the Investor's valid and legally binding obligations, enforceable in accordance with their respective terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (b) the effect of rules of law governing the availability of equitable remedies. The Investor has full corporate power and authority to enter into this Agreement and the Investor Rights Agreement

     4.2 Purchase for Own Account. The Purchased Shares and the Warrant are being acquired for investment for the Investors own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor also represents that it has not been formed for the specific purpose of acquiring the Purchased Shares and the Warrant.

     4.3 Disclosure of Information. The Investor has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares and the Warrant to be purchased by the Investor under this Agreement. The Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchased Shares, the Warrant and the Warrant Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the investor or to which the Investor had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in
Article 3.

     4.4 Investment Experience. The Investor understands that the purchase of the Purchased Shares and the Warrant involves substantial risk. The Investor: (a) has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Purchased Shares and the Warrant and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Purchased Shares and the Warrant and protecting its own interests in connection with this investment and/or (b) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Investor to be aware of the character, business acumen and financial circumstances of such persons.

     4.5   Accredited  Investor  Status.   The  Investor  is   an
"accredited   investor"  within  the  meaning  of  Regulation   D
promulgated under the 1933 Act.

     4.6 Restricted Securities. The Investor understands that the Purchased Shares and the Warrant to be purchased by the Investor hereunder, and any Warrant Shares to be purchased by the Investor upon exercise of the Warrant, are characterized as "restricted securities" under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. The Investor is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. The Investor understands that the Company is under no obligation to register any of the securities sold hereunder except as provided in the Investor Rights Agreement.

     4.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Purchased Shares, the Warrant or the Warrant Shares unless and until:

          (a)   there  is then in effect a registration statement
under  the 1933 Act covering such proposed disposition  and  such
disposition   is  made  in  accordance  with  such   registration
statement; or

          (b)   the  Investor  has notified the  Company  of  the
proposed disposition and has furnished the Company with a statement of the circumstances surrounding the proposed disposition, and the Investor has furnished the Company, at the expense of the Investor or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the 1933 Act.

Notwithstanding the provisions of paragraphs (a) and (b) of  this
Section 4.7, no such registration statement or opinion of counsel will be required for any transfer of any Purchased Shares, the Warrant, or any Warrant Shares in compliance with SEC Rule 144, Rule 144A or Rule 145(d), or if such transfer otherwise is exempt, in the view of the Company's legal counsel, from the registration requirements of the 1933 Act.

     4.8 Legends. Certificates evidencing the Purchased Shares and the Warrant Shares will bear each of the legends set forth below and the Warrant will bear the legends set forth in (a) and
(c) below:

          (a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

          (b) THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS SPECIFIED IN A CERTAIN INVESTOR RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF SUCH SHARES DATED AS OF JANUARY 13, 1997, A COPY OF WHICH IS AVAILABLE FOR EXAMINATION AT THE ISSUER'S PRINCIPAL OFFICE.

          (c) Any Legends required by any applicable state securities laws.

The Legend set forth in Section 4.8(a) hereof will be removed by the Company from any certificate evidencing Purchased Shares or the Warrant Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the 1933 Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Purchased Shares, the Warrant or the Warrant Shares.

5. CONDITIONS TO THE INVESTOR'S OBLIGATIONS AT CLOSING. The obligations of the Investor under Sections l and 2 of this Agreement are subject to the fulfillment or waiver, on or before the Closing (defined in Section 2.l), of each of the following conditions:

     5.1 Representations and Warranties True. Each of the representations and warranties of the Company contained in
Section 3 will be true and correct on and as of the date hereof and on and as of the date of the Closing, except as set forth in the Disclosure Letter, as amended through the Closing, with the same effect as though such representations and warranties had been made as of the Closing.

     5.2 Performance. The Company will have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and will have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

     5.3 Compliance with HSR Requirements. The HSR Requirements shall have been complied with.

     5.4 Compliance Certificate. The Company will have delivered to the Investor at the Closing a certificate signed on its behalf by its Chief Executive Officer or Chief Financial Officer certifying that the conditions specified in Sections 5.1 and 5.2 hereof have been fulfilled.

     5.5 Securities Exemptions. The offer and sale of the Purchased Shares and the Warrant to the Investor pursuant to this Agreement will be exempt from the registration requirements of the 1933 Act and the registration and/or qualification requirements of all applicable state securities laws.

     5.6 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto will be reasonably satisfactory in form and substance to the Investor, and the Investor will have received all such counterpart originals and certified or other copies of such documents as it may reasonably request. Such documents shall include (but not be limited to) the following:

          (a) Certified Charter Documents. A copy of (i) the Articles of Incorporation certified as of a recent date by the Secretary of State of California as a complete and correct copy thereof, and (ii) the Bylaws of the Company (as amended through the date of the Closing) certified by the Secretary of the Company as true and correct copies thereof as of the Closing.

          (b) Board Resolutions. A copy, certified by the Secretary of the Company, of the resolutions of the Board of Directors of the Company providing for the approval of this Agreement and the Investor Rights Agreement and the issuance of the Purchased Shares and the Warrant and the other matters contemplated hereby.

     5.7 Opinion of Company Counsel. The Investor will have received an opinion on behalf of the Company, dated as of the date of the Closing, from Wilson, Sonsini, Goodrich & Rosati, in form and substance reasonably satisfactory to the Investor.

     5.8 Warrant and Investor Rights Agreement. The Company will have issued the Warrant and will have executed and delivered the Investor Rights Agreement substantially in the form attached to this Agreement as Exhibit B (the "Investor Rights Agreement").

     5.9 No Material Adverse Effect. Between the date hereof and the Closing, there shall not have occurred any Material
Adverse Effect.

6. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to the Investor under this Agreement are subject to the fulfillment or waiver on or before the Closing (defined in Section 2.1), of each of the following conditions:

     6.1 Representations and Warranties True. The representations and warranties of the Investor contained in
Section 4 will be true and correct on and as of the date hereof and on and as of the date of the Closing with the same effect as though such representations and warranties had been made as of the Closing.

     6.2 Payment of Purchase Price. The Investor will have delivered to the Company the full purchase price of the Purchased
Shares as specified in Section 1.2.

     6.3 Compliance with HSR Requirements. The HSR Requirements shall have been complied with.

     6.4 Securities Exemptions. The offer and sale of the Purchased Shares and the Warrant to the Investor pursuant to this Agreement will be exempt from the registration requirements of the 1933 Act and the registration and/or qualification requirements of all applicable state securities laws.

     6.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto will be reasonably satisfactory in form and substance to the Company and to the Company's legal counsel, and the Company will have received all such counterpart originals and certified or other copies of such documents as it may reasonably request.

     6.6 Investor Rights Agreement. The Investor will have executed and delivered the Investor Rights Agreement.

     6.7 Opinion of Investor Counsel. The Company will have received an opinion on behalf of the Investor, dated as of the date of the Closing, from Gibson, Dunn & Crutcher, LLP and/or Intel Corporation in house counsel, in form and substance reasonably satisfactory to the Company.

7.   INDEMNIFICATION.

     7.1  Agreement to Indemnify.

          (a) Company Indemnity. The Investor, its Affiliates and Associates, and each officer, director, shareholder, employer, representative and agent of any of the foregoing (collectively, the "Investor Indemnitees") shall each be indemnified and held harmless to the extent set forth in this
Section 7 by the Company with respect to any and all Damages (as defined below) incurred by any Investor Indemnitee as a proximate result of any inaccuracy or misrepresentation in, or breach of, any representation, warranty, covenant or agreement made by the Company in this Agreement, the Investor Rights Agreement or the Warrant (including any Exhibits and Schedules hereto).

          (b) Investor Indemnity. The Company, its respective Affiliates and Associates, and each officer, director, shareholder, employer, representative and agent of any of the foregoing (collectively, the "Company Indemnitees") shall each be indemnified and held harmless to the extent set forth in this
Section 7, by the Investor, in respect of any and all Damages incurred by any Company Indemnitee as a result of any inaccuracy or misrepresentation in, or breach of, any representation, warranty, covenant or agreement made by the Investor in this Agreement or the Investor Rights Agreement.

          (c)   Equitable  Relief.  Nothing  set  forth  in  this
Section 7 shall be deemed to prohibit or limit any Investor Indemnitee's or Company Indemnitee's right at any time before, on or after the Closing Date, to seek injunctive or other equitable relief for the failure of any Indemnifying Party to perform or comply with any covenant or agreement contained herein.

     7.2 Survival. All representations and warranties of the Investor and the Company contained herein or in the Investor Rights Agreement or the Warrant, and all claims of any Investor Indemnitee or Company Indemnitee in respect of any inaccuracy or misrepresentation in or breach thereof, shall survive the Closing until the later of (i) the date of termination of the Right of Participation under the Investor Rights Agreement, and (ii) the third anniversary of the date of this Agreement, regardless of whether the applicable statute of limitations, including extensions thereof, may expire (except to the extent any such covenant or agreement shall expire by its terms). All covenants and agreements of the Investor and the Company contained herein or in the Investor Rights Agreement or the Warrant shall survive the Closing in perpetuity (except to the extent any such covenant or agreement shall expire by its terms). All claims of any
Investor Indemnitee or Company Indemnitee in respect of any breach of such covenants or agreements shall survive the Closing until the expiration of two years following the non-breaching party's obtaining actual knowledge of such breach.

     7.3 Claims for Indemnification. If any Investor Indemnitee or Company Indemnitee (an "Indemnitee") shall believe that such Indemnitee is entitled to indemnification pursuant to this
Section 7 in respect of any Damages, such Indemnitee shall give the appropriate Indemnifying Party (which for purposes hereof, in the case of an Investor Indemnitee, means the Company, and in the case of a Company Indemnitee, means the Investor) prompt written notice thereof. Any such notice shall set forth in reasonable detail and to the extent then known the basis for such claim for indemnification. The failure of such Indemnitee to give notice of any claim for indemnification promptly shall not adversely affect such Indemnitee's right to indemnity hereunder except to the extent that such failure adversely affects the right of the Indemnifying Party to assert any reasonable defense to such claim. Each such claim for indemnity shall expressly state that the Indemnifying Party shall have only the twenty (20) business day period referred to in the next sentence to dispute or deny such claim. The Indemnifying Party shall have twenty (20) business days following its receipt of such notice either (a) to acquiesce in such claim by giving such Indemnitee written notice of such acquiescence or (b) to object to the claim by giving such Indemnitee written notice of the objection. If Indemnifying Party does not object thereto within such twenty (20) business day period, such Indemnitee shall be entitled to be indemnified for all Damages reasonably and proximately incurred by such Indemnitee in respect of such claim. If the Indemnifying Party objects to such claim in a timely manner, the senior management of the Company and the Investor shall meet to attempt to resolve such dispute. If the dispute cannot be resolved by the senior management either party may make a written demand for formal dispute resolution and specify therein the scope of the dispute. Within thirty days after such written notification, the parties agree to meet for one day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within thirty days after the one day mediation, either party may begin litigation proceedings. Nothing in this section shall be deemed to require arbitration.

     7.4 Defense of Claims. In connection with any claim that may give rise to indemnity under this Section 7 resulting from or arising out of any claim or Proceeding against an Indemnitee by a person or entity that is not a party hereto, the Indemnifying Party may but shall not be obligated to (unless such Indemnitee elects not to seek indemnity hereunder for such claim), upon written notice to the relevant Indemnitee, assume the defense of any such claim or proceeding if the Indemnifying Party with respect to such claim or Proceeding acknowledges to the Indemnitee the Indemnitee's right to indemnity pursuant hereto to the extent provided herein (as such claim may have been modified through written agreement of the parties or arbitration hereunder) and provides assurances, satisfactory to such Indemnitee, that the Indemnifying Party will be financially able to satisfy such claim to the extent provided herein if such claim or Proceeding is decided adversely; provided, however, that nothing set forth herein shall be deemed to require the Indemnifying Party to waive any crossclaims or counterclaims the Indemnifying Party may have against the Indemnified Party for damages. The Indemnified Party shall be entitled to retain separate counsel, reasonably acceptable to the Indemnifying Party, if the Indemnified Counsel shall determine, upon the written advice of counsel, that an actual or potential conflict of interest exists between the Indemnifying Party and the
Indemnified Party in connection with such Proceeding. The Indemnifying Party shall be obligated to pay the reasonable fees and expenses of such separate counsel to the extent the Indemnified Party is entitled to indemnification by the Indemnifying Party with respect to such claim or Proceeding under this Section 7.4. If the Indemnifying Party assumes the defense of any such claim or Proceeding, the Indemnifying Party shall select counsel reasonably acceptable to such Indemnitee to conduct the defense of such claim or Proceeding, shall take all steps necessary in the defense or settlement thereof and shall at all times diligently and promptly pursue the resolution thereof. If the Indemnifying Party shall have assumed the defense of any claim or Proceeding in accordance with this Section 7.4, the Indemnifying Party shall be authorized to consent to a settlement of, or

<PAGE 18>

the entry of any judgment arising from, any such claim or Proceeding, with the prior written consent of such Indemnitee, not to be unreasonably withheld; provided, however, that the Indemnifying Party shall pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness thereof; provided, further, that the Indemnifying Party shall not be authorized to encumber any of the assets of any Indemnitee or to agree to any restriction that would apply to any Indemnitee or to its conduct of business; and provided, further, that a condition to any such settlement shall be a complete release of such Indemnitee and its Affiliates, directors, officers, employees and agents with respect to such claim, including any reasonably foreseeable collateral consequences thereof. Such Indemnitee shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. Each Indemnitee shall, and shall cause each of its Affiliates, directors, officers, employees and agents to, cooperate fully with the Indemnifying Party in the defense of any claim or Proceeding being defended by the Indemnifying Party pursuant to this Section
7.4. If the Indemnifying Party does not assume the defense of any claim or Proceeding resulting therefrom in accordance with the terms of this Section 7.4, such Indemnitee may defend against such claim or Proceeding in such manner as it may deem appropriate, including settling such claim or proceeding after giving notice of the same to the Indemnifying Party, on such terms as such Indemnitee may deem appropriate. If any Indemnifying Party seeks to question the manner in which such Indemnitee defended such claim or Proceeding or the amount of or nature of any such settlement, such Indemnifying Party shall have the burden to prove by a preponderance of the evidence that such Indemnitee did not defend such claim or Proceeding in a reasonably prudent manner.

     7.5 Certain Definitions. As used in this Section 7, (a) "Affiliate" means, with respect to any person or entity, any person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such other person or entity; (b) "Associate" means, when used to indicate a relationship with any person or entity, (l) any other person or entity of which such first person or entity is an officer, director or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, membership interests or other comparable ownership interests issued by such other person or entity, (2) any trust or other estate in which such first person or entity has a ten percent (10%) or more beneficial interest or as to which such first person or entity serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such first person or entity who has the same home as such first person or entity or who is a director or officer of such first person or entity; (c) "Damages" means all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, response costs, sanctions, taxes, penalties, charges and amounts paid in settlement, including (1) interest on cash disbursements in respect of any of the foregoing at the prime rate of Bank of America, NT & SA, as in effect from time to time, compounded quarterly, from the date each such cash disbursement is made until the date the party incurring such cash disbursement shall have been indemnified in respect thereof, and (2) reasonable out-of-pocket costs, fees and expenses (including reasonable costs, fees and expenses of attorneys, accountants and other agents of, or other parties retained by, such party), and (d) "Proceeding" means any action, suit, hearing, arbitration, audit, proceeding (public or private) or investigation that is brought or initiated by or against any federal, state, local or foreign governmental authority or any other person or entity.

     8.1 Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties.

     8.2 Governing Law. This Agreement will be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

     8.3  Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original,  but
all   of  which  together  will  constitute  one  and  the   same
instrument.

     8.4 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be
considered  in  construing or interpreting this  Agreement.   All
references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

     8.5   Notices.  Any notice required or permitted under  this
Agreement will be given in writing, shall be effective when received, and shall in any event be deemed received and effectively given upon personal delivery to the party to be notified or three (3) business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or one (1) business day after deposit with a nationally recognized courier service such as Fedex for next business day delivery, or one (1) business day after facsimile with copy delivered by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof or at such other address as the Investor or the Company may designate by giving at least ten (10) days advance written notice pursuant to this
Section 8.5.

     8.6 No Finder's Fees. Each party represents that it neither is nor will be obligated for any finder's or broker's fee or commission in connection with this transaction other than the fees of Goldman Sachs & Co. to be paid by the Company. The
Investor will indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finders' or broker's fee for which the Investor or any of its officers, partners, employees or consultants, or representatives is responsible. The Company will indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder's or broker's fee for which the Company or any of its officers, employees or consultants or representatives is responsible.

     8.7 Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of Purchased Shares and/or Warrant Shares representing at least a majority of the total aggregate number of Purchased Shares and Warrant Shares then outstanding (excluding any of such shares that have been sold to the public pursuant to SEC Rule 144 or otherwise). Any amendment or waiver effected in accordance with this Section 8.7 will be binding upon the Investor, the Company and their respective successors and assigns.

     8.8 Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

     8.9 Entire Agreement. This Agreement, together with all Exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

     8.10 Further Assurances. From and after the date of this Agreement upon the request of the Investor or the Company, the Company and the Investor will execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

     8.11 Meaning of Include and Including. Whenever in this Agreement the word "include" or "including" is used, it shall be deemed to mean "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list.

     8.12 Fees, Costs and Expenses. All fees, costs and expenses (including attorneys' fees and expenses) incurred by either party hereto in connection with the preparation, negotiation and execution of this Agreement, the Investor Rights Agreement and the Warrant and the consummation of the transactions contemplated hereby and thereby, shall be the sole and exclusive responsibility of such party.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

XIRCOM, INC.                        INTEL CORPORATION

By:  /s/Dirk I. Gates               By:  /s/Arvind Sodhani

Name:  Dirk I. Gates                Name:  Arvind Sodhani

Title:    Chairman, President       Title:    Vice President and
          and Chief Executive                 Treasurer
          Officer

Date Signed: January 13, 1997       Date Signed: January 13, 1997

Address:  2300 Corporate            Address:  2200 Mission
          Center Drive                        College Boulevard
          Thousand Oaks,                      Santa Clara,
          California 91320                    California 95052

Telephone No: (805)376-9300         Telephone No: (408)765-1240

Facsimile No: (805)376-9120         Facsimile No: (408)765-1611

 [Signature Page to Common Stock and Warrant Purchase Agreement]

           COMMON STOCK AND WARRANT PURCHASE AGREEMENT

                        LIST OF EXHIBITS

Exhibit A -    Form of Warrant

Exhibit B -    Form of Investor Rights Agreement